Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE RAISES EXPECTATIONS FOR FIRST-QUARTER TONNAGE GROWTH TO RANGE OF 4.5% TO 5.0%
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Affirms Expectations for First-Quarter Increase in Revenue per Hundredweight, Excluding Fuel Surcharge, in Range of 2.5% to 3.0%

THOMASVILLE, N.C. ─ (March 22, 2013) ─ Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today updated its expectations for growth in first-quarter 2013 total tons and revenue per hundredweight, excluding fuel surcharge, in preparation for its attendance at the Morgan Stanley Chicago Freight Transport & Airlines Summit on Tuesday, March 26, 2013. The Company has raised its expectations for growth in total tons for the first quarter to a range of 4.5% to 5.0%, compared with the first quarter of 2012, from its previous range of 4.0% to 4.5%. In addition, Old Dominion has affirmed its previously discussed expectations for an increase in first-quarter 2013 revenue per hundredweight, excluding fuel surcharge, in a range of 2.5% to 3.0% compared with the first quarter of 2012. Based on the expected increase in total tons and pricing, Old Dominion also expects improvement in its operating ratio for the first quarter of 2013 compared with the first quarter last year.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate acquisitions, if any; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining

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ODFL Raises Expectations for First-Quarter Tonnage Growth to Range of 4.5% to 5.0%

March 22, 2013

qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, long-term disability and group health, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of coverage levels; (9) potential cost increases associated with recent healthcare legislation; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of replacement parts and new equipment, particularly in light of regulatory changes and supply constraints impacting the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) litigation and governmental proceedings; (16) the costs and potential adverse impact of non-compliance with rules issued by the Federal Motor Carrier Safety Administration; (17) seasonal trends in the industry, including the possibility of harsh weather conditions; (18) our dependence on key employees; (19) the concentration of our stock ownership with the Congdon family; (20) the costs and potential adverse impact associated with potential future changes in accounting standards or practices; (21) the impact caused by potential disruptions to our information technology systems or our service center network; (22) damage to our reputation from the misuse of social media outlets; (23) dilution to existing shareholders caused by any issuance of additional equity; and (24) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL service and value-added logistics services. In addition to its core LTL services, the Company offers its customers a broad range of value-added services including ground and air expedited transportation, container delivery, truckload brokerage, supply chain consulting, warehousing and consumer household pickup and delivery services. The Company also offers worldwide freight forwarding services.

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